UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 1, 2018
Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26966	84-0846841
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado	80525
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (970) 221-4670
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.
On September 1, 2018, Advanced Energy Industries, Inc., a Delaware corporation (“Advanced Energy” or “Company”) completed its previously announced acquisition of LumaSense Technology Holdings, Inc., a Delaware corporation (“LumaSense”), through the merger of Eclipse Merger Sub, Inc. (“Acquisition Sub”), a Delaware corporation, with and into LumaSense with LumaSense surviving as a wholly-owned indirect subsidiary of Advanced Energy (the “Merger”) all in accordance with the Agreement and Plan of Merger, dated as of July 26, 2018 (the “Merger Agreement”), by and among Advanced Energy, Acquisition Sub, LumaSense and Shareholder Representative Services LLC, a Colorado limited liability company.
The aggregate consideration paid in the Merger was approximately $85 million in cash (of which $5.85 million was deposited in an escrow account to secure various representations, warranties and indemnities), without giving effect to related transaction fees, expenses and the repayment of all of the outstanding indebtedness of LumaSense. The summary contained in this Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on July 30, 2018 and is incorporated herein by reference. There are representations and warranties contained in the Merger Agreement which were made by the parties to each other as of specific dates. The assertions embodied in these representations and warranties were made solely for the purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating their terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to stockholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Based on the foregoing reasons, investors should not rely on the representations and warranties as statements of factual information.
Item 8.01 Other Events.
On September 4, 2018, the Company issued a press release announcing the completion of the Merger and the transactions contemplated by the Merger Agreement. A copy of that press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

2.1
Agreement and Plan of Merger by and among Advanced Energy Industries, Inc., Eclipse Merger Sub, Inc., LumaSense Technologies Holdings, Inc. and Shareholder Representative Services LLC, dated July 26, 2018 (incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-26966), filed July 30, 2018).*

99.1	Press Release, dated September 4, 2018.

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Advanced Energy Industries, Inc. undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Energy Industries, Inc.

Date: September 4, 2018	/s/ Thomas O. McGimpsey
Thomas O. McGimpsey
Executive Vice President, General Counsel & Corporate Secretary